EXHIBIT 99.1

AAM Reports First Quarter 2019 Financial Results

AAM announces early redemption of $100 million of senior notes

DETROIT, May 3, 2019 -- American Axle & Manufacturing Holdings, Inc. (AAM), (NYSE: AXL) today reported its financial results for the first quarter 2019.
First Quarter 2019 Results

•	Sales of $1.72 billion

•	Net income attributable to AAM of $41.6 million, or 2.4% of sales

•	Adjusted EBITDA of $245.0 million, or 14.3% of sales

•	Diluted earnings per share of $0.36; Adjusted earnings per share of $0.36

“In the first quarter of 2019, AAM improved operational performance while supporting our customers on several important program launches,” said AAM’s Chairman and Chief Executive Officer, David C. Dauch.  “We look forward to building momentum throughout the year and achieving our launch and operational performance objectives while enhancing our profitability and free cash flow generation.”
AAM's sales in the first quarter of 2019 were $1.72 billion as compared to $1.86 billion in the first quarter of 2018.
AAM's net income in the first quarter of 2019 was $41.6 million, or $0.36 per share, as compared to net income of $89.4 million, or $0.78 per share in the first quarter of 2018.
AAM defines Adjusted earnings per share to be diluted earnings per share excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gain on sale of business, goodwill impairments and non-recurring items, including the tax effect thereon. Adjusted earnings per share in the first quarter of 2019 were $0.36 compared to $0.98 in the first quarter of 2018.
AAM defines EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gain on sale of business, goodwill impairments and non-recurring items. In the first quarter of 2019, Adjusted EBITDA was $245.0 million, or 14.3% of sales, as compared to $317.0 million, or 17.1% of sales, in the first quarter of 2018.
AAM's net cash used by operating activities for the first quarter of 2019 was $80.2 million.
AAM defines free cash flow to be net cash provided by (used in) operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs. AAM's Adjusted free cash flow for the first quarter of 2019 was a seasonal use of $188.5 million.
AAM to Redeem $100 million of its 7.75% Notes
AAM has issued a notice of redemption for the remaining $100 million of its 7.75% senior unsecured notes due 2019 (7.75% Notes), plus accrued and unpaid interest to be paid on May 28, 2019. AAM will use cash on hand to settle the redemption of the 7.75% Notes.

AAM's 2019 Financial Outlook
AAM’s previously stated 2019 full year targets remain unchanged. As a result of slower than expected customer launch curves and lower anticipated production volumes for certain programs, we currently project that we are trending towards the low end of our ranges.

•	AAM is targeting sales in the range of $7.3 to $7.4 billion in 2019.

•	AAM is targeting Adjusted EBITDA in the range of $1.2 to $1.25 billion in 2019.

•	AAM is targeting Adjusted free cash flow in the range of $350 to $400 million in 2019.

Contemplating customer launch timing and planned downtime, AAM is targeting sales in the range of $1.75 to $1.8 billion and Adjusted EBITDA in the range of $270 to $280 million for the second quarter of 2019.

First Quarter 2019 Conference Call Information
A conference call to review AAM's first quarter 2019 results is scheduled today at 10:00 a.m. ET. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (877) 883-0383 from the United States or (412) 902-6506 from outside the United States with access code 8939365. A replay will be available one hour after the call is complete until May 10, 2019 by dialing (877) 344-7529 from the United States or (412) 317-0088 from outside the United States. When prompted, callers should enter replay access code 10130211.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted earnings per share and Adjusted free cash flow. Such information is reconciled to its closest GAAP measure in accordance with Securities and Exchange Commission rules and is included in the attached supplemental data.

Certain of the forward-looking financial measures included in this earnings release are provided on a non-GAAP basis. A reconciliation of non-GAAP forward-looking financial measures to the most directly comparable forward-looking financial measures calculated and presented in accordance with GAAP has been provided. The amounts in these reconciliations are based on our current estimates and actual results may differ materially from these forward-looking estimates for many reasons, including potential event driven transactional and other non-core operating items and their related effects in any future period, the magnitude of which may be significant.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

Company Description
AAM (NYSE:AXL) delivers POWER that moves the world. As a leading global tier 1 automotive supplier, AAM designs, engineers and manufactures driveline, metal forming and casting technologies that are making the next generation of vehicles smarter, lighter, safer and more efficient. Headquartered in Detroit, AAM has over 25,000 associates operating at nearly 90 facilities in 17 countries to support our customers on global and regional platforms with a focus on quality, operational excellence and technology leadership.  To learn more, visit aam.com.

Forward-Looking Statements
In this earnings release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: reduced purchases of our products by General Motors Company (GM), FCA US LLC (FCA), or other customers; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to develop and produce new products that reflect market demand; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; lower-than-anticipated market acceptance of new or existing products; our ability to attract new customers and programs for new products; an impairment of our goodwill, other intangible assets, or long-lived assets if our business or market conditions indicate that the carrying values of those assets exceed their fair values; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM and FCA); risks inherent in our global operations (including tariffs and the potential consequences thereof to us, our suppliers, and our customers and their suppliers, adverse changes in trade agreements, such as NAFTA or USMCA, immigration policies, political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); a significant disruption in operations at one or more of our key manufacturing facilities; global economic conditions; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber attack and other similar disruptions; supply shortages or price increases in raw material and/or freight, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise; our ability to successfully integrate the business and information systems of MPG and to realize the anticipated benefits of the merger; negative or unexpected tax consequences; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to realize the expected revenues from our new and incremental business backlog; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; price volatility in, or reduced availability of, fuel; potential liabilities or litigation relating to, or assumed in, the MPG merger; potential adverse reactions or changes to business relationships resulting from the completion of the merger with MPG; our ability to protect our intellectual property and successfully defend against assertions made against us; our ability to attract and retain key associates; availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our current and former facilities, or reputational damage; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products; our ability or our customers' and suppliers' ability to comply with regulatory requirements and the potential costs of such compliance; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

# # #
For more information:
Investor Contact
Jason P. Parsons
Director, Investor Relations
(313) 758-2404
jason.parsons@aam.com

Media Contact
Christopher M. Son
Vice President, Marketing & Communications
(313) 758-4814
chris.son@aam.com

Or visit the AAM website at www.aam.com.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
	(in millions, except per share data)

Net sales	$1,719.2	$1,858.4

Cost of goods sold	1,497.0	1,542.1

Gross profit	222.2	316.3

Selling, general and administrative expenses	90.7	97.3

Amortization of intangible assets	25.0	24.9

Restructuring and acquisition-related costs	12.1	18.3

Operating income	94.4	175.8

Interest expense	(53.4)	(53.2)

Investment income	0.7	0.5

Other income (expense)
Debt refinancing and redemption costs	—	(10.3)
Other expense, net	(3.0)	(5.4)

Income before income taxes	38.7	107.4

Income tax expense (benefit)	(3.0)	17.9

Net income	41.7	89.5

Net income attributable to noncontrolling interests	(0.1)	(0.1)

Net income attributable to AAM	$41.6	$89.4

Diluted earnings per share	$0.36	$0.78

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2019	December 31, 2018
	(in millions)
ASSETS
Current assets
Cash and cash equivalents	$252.1	$476.4
Accounts receivable, net	1,202.1	966.5
Inventories, net	452.5	459.7
Prepaid expenses and other	132.2	127.2
Total current assets	2,038.9	2,029.8

Property, plant and equipment, net	2,537.6	2,514.4
Deferred income taxes	45.6	45.5
Goodwill	1,138.3	1,141.8
Other intangible assets, net	1,087.5	1,111.1
GM postretirement cost sharing asset	221.9	219.4
Other assets and deferred charges	545.7	448.7
Total assets	$7,615.5	$7,510.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$118.6	$121.6
Accounts payable	882.1	840.2
Accrued compensation and benefits	155.7	179.0
Deferred revenue	39.0	44.3
Accrued expenses and other	196.1	171.7
Total current liabilities	1,391.5	1,356.8

Long-term debt, net	3,678.9	3,686.8
Deferred revenue	76.7	77.6
Deferred income taxes	75.1	92.6
Postretirement benefits and other long-term liabilities	869.5	810.6
Total liabilities	6,091.7	6,024.4

Total AAM stockholders' equity	1,521.3	1,483.9
Noncontrolling interests in subsidiaries	2.5	2.4
Total stockholders' equity	1,523.8	1,486.3
Total liabilities and stockholders' equity	$7,615.5	$7,510.7

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
	(in millions)
Operating activities
Net income	$41.7	$89.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	140.8	127.8
Other	(262.7)	(150.4)
Net cash provided by (used in) operating activities	(80.2)	66.9

Investing activities
Purchases of property, plant and equipment	(124.2)	(130.8)
Proceeds from sale of property, plant and equipment	0.3	0.4
Other	—	(1.8)
Net cash used in investing activities	(123.9)	(132.2)

Financing activities
Net debt activity	(14.1)	27.7
Other	(7.3)	(4.4)
Net cash provided by (used in) financing activities	(21.4)	23.3

Effect of exchange rate changes on cash	1.2	5.9

Net decrease in cash, cash equivalents and restricted cash	(224.3)	(36.1)

Cash, cash equivalents and restricted cash at beginning of period	478.9	376.8

Cash, cash equivalents and restricted cash at end of period	$254.6	$340.7

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA(a)

	Three Months Ended
	March 31,
	2019	2018
	(in millions)

Net income	$41.7	$89.5
Interest expense	53.4	53.2
Income tax expense (benefit)	(3.0)	17.9
Depreciation and amortization	140.8	127.8
EBITDA	232.9	288.4
Restructuring and acquisition-related costs	12.1	18.3
Debt refinancing and redemption costs	—	10.3
Adjusted EBITDA	$245.0	$317.0

Adjusted earnings per share(b)

	Three Months Ended
	March 31,
	2019	2018
Diluted earnings per share	$0.36	$0.78
Restructuring and acquisition-related costs	0.10	0.16
Debt refinancing and redemption costs	—	0.09
Non-recurring items:
Tax Cuts and Jobs Act Transition Tax adjustment	(0.08)	—
Tax effect of adjustments	(0.02)	(0.05)
Adjusted earnings per share	$0.36	$0.98

Adjusted earnings per share are based on weighted average diluted shares outstanding of 115.8 million and 114.7 million for the three months ended on March 31, 2019 and 2018, respectively.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Free cash flow and Adjusted free cash flow(c)

	Three Months Ended
	March 31,
	2019	2018
	(in millions)
Net cash provided by (used in) operating activities	$(80.2)	$66.9
Capital expenditures net of proceeds from the sale of property, plant and equipment	(123.9)	(130.4)
Free cash flow	(204.1)	(63.5)
Cash payments for restructuring and acquisition-related costs	15.6	21.8
Adjusted free cash flow	$(188.5)	$(41.7)

Segment Financial Information

In the first quarter of 2019, we reorganized our business to disaggregate our former Powertrain segment, with a portion moving to our Driveline segment and a portion moving to our Metal Forming segment. As a result, our business is now organized into Driveline, Metal Forming and Casting segments. The Powertrain Sales and Segment Adjusted EBITDA amounts previously reported for the three months ended March 31, 2018 have been reclassified to Driveline and Metal Forming in the tables below.

	Three Months Ended
	March 31,
	2019	2018
	(in millions)
Segment Sales
Driveline	$1,134.7	$1,216.1
Metal Forming	483.3	542.3
Casting	225.3	239.0
Total Sales	1,843.3	1,997.4
Intersegment Sales	(124.1)	(139.0)
Net External Sales	$1,719.2	$1,858.4

Segment Adjusted EBITDA(a)
Driveline	$137.2	$189.7
Metal Forming	85.3	105.7
Casting	22.5	21.6
Total Segment Adjusted EBITDA	$245.0	$317.0

Full Year 2019 Outlook

	Adjusted EBITDA
	Low End	High End
	(in millions)
Net income	$285	$325
Interest expense	225	225
Income tax expense	70	80
Depreciation and amortization	570	570
Full year 2019 targeted EBITDA	1,150	1,200
Restructuring and acquisition-related costs	50	50
Full year 2019 targeted Adjusted EBITDA	$1,200	$1,250

	Adjusted Free Cash Flow
	Low End	High End
	(in millions)
Net cash provided by operating activities	$810	$860
Capital expenditures net of proceeds from the sale of property, plant and equipment	(515)	(515)
Full year 2019 targeted Free Cash Flow	295	345
Cash payments for restructuring and acquisition-related costs	55	55
Full year 2019 targeted Adjusted Free Cash Flow	$350	$400
________________

(a)
We define EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gain on sale of a business, goodwill impairments and non-recurring items. We believe that EBITDA and Adjusted EBITDA are meaningful measures of performance as they are commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA and Adjusted EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. We also use Segment Adjusted EBITDA as the measure of earnings to assess the performance of each segment and determine the resources to be allocated to the segments. EBITDA and Adjusted EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA and Adjusted EBITDA differently.

(b)
We define Adjusted earnings per share to be diluted earnings per share excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gain on sale of a business, goodwill impairments and non-recurring items, including the tax effect thereon. We believe Adjusted earnings per share is a meaningful measure as it is commonly utilized by management and investors in assessing ongoing financial performance that provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of core operating performance and which may obscure underlying business results and trends. Other companies may calculate Adjusted earnings per share differently.

(c)
We define free cash flow to be net cash provided by (used in) operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs. We believe free cash flow and Adjusted free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow and Adjusted free cash flow are also key metrics used in our calculation of incentive compensation. Other companies may calculate free cash flow and Adjusted free cash flow differently.